Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Baxter International Inc. of our report dated November 12, 2021 relating to the financial statements of Hill-Rom Holdings, Inc., which appears in Baxter International Inc.’s Current Report on Form 8-K dated December 13, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 28, 2022